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                                                                   Exhibit 10.30
                                 NOTE
                                 ----
US $68,700,000                                                  Hamburg, Germany
                                                               February 28, 2002

     FOR VALUE RECEIVED, the undersigned, SPIEGEL, INC., a Delaware corporation (the "Maker") hereby promises to pay Otto-Spiegel finance G.m.b.H. & Co. KG ("Payee"), at the time or times set forth herein and subject to the terms and conditions hereof, the principal sum of Sixty-Eight Million Seven Hundred Thousand Dollars and no cents (US $68,700,000) on or before November 29, 2002 (the "Maturity Date").

     The Maker further promises to pay simple interest at the rate of four percent (4%) per annum on the principal balance outstanding hereunder at the end of each day computed as of the close of each business day (hereinafter defined). Such interest accrued to date shall be paid monthly, in arrears, on the last business day of each month and on the Maturity Date. For purposes hereof, the term "business day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the Federal Republic of Germany.

     No portion of any principal payment made pursuant to this Note shall be applied in respect of any interest due hereunder and no portion of any interest payment made pursuant to this Note shall be applied in respect of any principal payment due hereunder.

     The Maker may prepay this Note at any time Without premium or penalty and in whole or in part (but if in part, in whole multiples of $100,000).

     If prior to the Maturity Date, the Maker fails to make any payment due hereunder and such failure shall continue uncured for a period of three (3) business days, the Payee, at its option, may, by written notice delivered to the Maker, accelerate the payment of principal hereunder and declare all amounts due hereunder immediately due and payable.

     The Payee shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modifications or waiver is in writing and signed by the Payee, and then only to the extend Specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy on a subsequent event.

     This Note may not be supplemented, extended, modified or terminated except by an agreement in writing and signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

     This Note shall be governed by and construed in accordance with the laws of the Federal Republic of Germany without reference to conflicts of law or choice of law principles.

                                           Spiegel, Inc.

                                           By:  /s/
                                                ----------------------
                                           Its: CEO
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